Exhibit 99.1

Press Release

Federated Investors, Inc. Reports First Quarter 2004 Earnings

•	Equity assets increase to record $26.4 billion, up 52 percent since Q1 2003

•	Quarterly dividend increases 20 percent to $0.102

•	David M. Kelly to join board as new independent director

(PITTSBURGH, PA, April 19, 2004) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment management companies, today reported earnings per diluted share (EPS) of $0.46 for the quarter ended March 31, 2004 compared with $0.43 per share for the same quarter last year. Net income was $51.7 million for Q1 2004 compared to net income of $48.7 million for Q1 2003.

Federated’s Q1 2004 earnings include expenses of $4.3 million associated with various legal, regulatory and compliance matters. Of this amount, $2.8 million represents an additional accrual of estimated costs for the company’s internal review of past mutual fund trading practices and $1.5 million is for expenses including: legal fees from ongoing related lawsuits, responses to additional regulatory requests for information, costs associated with the planned transfer agency outsourcing, new compliance-related costs and other related expenses.

Federated’s total managed assets were $193.9 billion at March 31, 2004, down $1.8 billion or one percent from $195.7 billion at March 31, 2003 and down $4.0 billion or two percent from $197.9 billion reported at December 31, 2003. Average managed assets for Q1 2004 were $200.1 billion, down $0.6 billion from $200.7 billion reported for Q1 2003 and $1.0 billion higher than the $199.1 billion in average managed assets reported for Q4 2003. Through its mutual funds and separately managed accounts, Federated managed a record $55.9 billion in equity and fixed-income assets as of March 31, 2004, an increase of 22 percent from $45.8 billion as of March 31, 2003.

“The mix and balance of Federated’s extensive product line continues to produce earnings growth across economic cycles. Asset growth in our equity products drove Federated’s revenue growth during the quarter. We remain optimistic that the investments we’ve made in people and our commitment to fundamental investing processes in the equity area will lead to further success,” said J. Christopher Donahue, president and CEO.

Contacts:
MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	Anne Cumberledge	Ray Hanley
(412) 288-8103	(412) 288-7538	(412) 288-1920
mmcandrew@federatedinv.com	acumberledge@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q1 2004 Earnings

April 19, 2004

The company also announced that its board of directors declared a quarterly dividend of $0.102 per share. The dividend is payable on May 14, 2004, to shareholders of record as of May 7, 2004. During Q1 2004, Federated purchased 415,101 shares of class B common stock for $12.7 million.

At the company’s annual meeting today, it is anticipated that shareholders will elect David M. Kelly as a new independent director. Kelly, 61, is chairman, president and chief executive officer of publicly traded Matthews International Corporation, a designer, manufacturer and marketer of memorialization products and caskets for the cemetery and funeral home industries. He brings 35 years of international and domestic business experience to Federated’s board. Kelly earned a bachelor of science degree from Boston College, a master of science degree from Yale University and a master of business administration from Harvard Business School. Kelly is also a member of the board of directors at Mestek, Inc. and Duquesne Light.

Through the combination of net asset value appreciation and net flows into equity products, Federated’s equity assets increased to a record $26.4 billion at March 31, 2004, compared to $17.4 billion at the end of Q1 2003 and $25.6 billion at December 31, 2003. Federated produced $2.0 billion in gross equity fund sales and $0.5 billion in net equity fund sales and exchanges for Q1 2004.

Federated’s fixed-income assets were $29.5 billion at March 31, 2004, up $1.1 billion from March 31, 2003 and down slightly from December 31, 2003. Federated produced $2.6 billion in gross fixed-income fund sales and ($0.5) billion in net redemptions and exchanges for Q1 2004.

Money market fund and money market separately managed account assets totaled $138.0 billion at the end of Q1 2004, down $11.9 billion or eight percent from $149.9 billion at the end of Q1 2003 and down three percent from $142.8 billion at the end of Q4 2003. Consistent with industry trends, money market fund assets decreased and were $121.8 billion at the end of Q1 2004, down eight percent from $132.5 billion at the end of Q1 2003 and down six percent from $128.9 billion at the end of Q4 2003. Money market separate account assets were $16.2 billion at the end of Q1 2004, down seven percent from $17.4 billion at the end of Q1 2003 and up 17 percent from the end of Q4 2003.

Factors which influence the relative demand for Federated’s money market products include uses of cash by corporations and other institutional clients for purposes such as tax payments, as well as the relative attractiveness of direct market alternative investments for yields. Federated is the largest institutional manager of money market assets1 and the firm’s products feature a reputation for stability, convenience, credit analysis, diversification, yield and related services.

Federated Reports Q1 2004 Earnings

April 19, 2004

Financial Highlights

For the quarter ended March 31, 2004, revenue increased 17 percent to $227.1 million as compared to Q1 2003. Operating expenses increased 20 percent for Q1 2004 to $138.0 million from $115.2 million for Q1 2003. Increases in revenue, operating expense and debt expense—nonrecourse include the result of applying financing treatment in 2004 to account for B-share distribution-related funding arrangements. The impact of financing treatment in Q1 2004 was $12.8 million of additional revenue, $9.5 million of additional operating expense and $4.5 million of additional debt expense—nonrecourse. As a result of contractual changes in 2004, the increases in Federated’s revenue and operating income were partially offset by the elimination of portfolio accounting revenue and expenses related to Federated-sponsored funds. First quarter 2003 included $4.1 million of revenue and $3.4 million of operating expenses that, due to the portfolio accounting contract changes, are no longer recorded effective for Q1 2004. Refer to the Unaudited Condensed Consolidated Statements of Income contained herein for the specific line items affected.

For Q1 2004, Federated derived 40 percent of its revenue from money market assets, 35 percent from equity assets, 20 percent from fixed-income assets and 5 percent from other products.

Federated will host an earnings conference call at 1:00 p.m. on April 19, 2004. Investors are invited to listen to Federated’s Q1 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 1:00 p.m. Eastern start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of www.federatedinvestors.com. A replay will be available after 4:00 p.m. and until April 26, 2004, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 6547292.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $193.9 billion in assets as of March 31, 2004. With 136 mutual funds and separately managed accounts in a wide range of investment strategies, Federated provides comprehensive investment management to nearly 5,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top four percent of fixed-income fund managers and the top six percent of equity fund managers2. For more information, visit www.federatedinvestors.com.

###

1. iMoneyNet, February 29, 2004. Based on assets in open-ended funds.

2. Strategic Insight, February 29, 2004. Based on assets in open-ended funds.

Certain statements in this press release, such as those related to the prospects for growth constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity,

Federated Reports Q1 2004 Earnings

April 19, 2004

performance, or achievements expressed or implied by such forward-looking statements. Such factors include those discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be more likely to occur as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

For more complete information on Federated funds, please visit www.federatedinvestors.com for prospectuses. Investors should carefully consider the fund’s investment objectives, risks, charges, and expenses before investing. Information about these and other important subjects is in the fund’s prospectus, which should be read carefully before investing.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts available through Federated Investment Counseling, a registered investment advisor.

An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

Federated Reports Q1 2004 Earnings

April 19, 2004

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended		% Change Q4 2003 to Q1 2004	Quarter Ended March 31, 2003	% Change Q1 2003 to Q1 2004
	March 31, 2004	Dec. 31, 2003
Revenue
Investment advisory fees, net	$141,565	$139,595	1%	$124,059	14%
Administrative service fees, net	35,739	36,706	(3)	35,749	0
Other service fees, net*	47,925	38,320	25	32,665	47
Other, net	1,903	2,129	(11)	1,581	20

Total Revenue	227,132	216,750	5	194,054	17

Operating Expenses
Compensation and related	49,553	46,221	7	42,310	17
General and administrative
Marketing and distribution	41,499	40,910	1	36,501	14
Professional service fees*	8,864	19,663	(55)	8,099	9
Systems and communications	6,817	6,051	13	6,749	1
Office and occupancy	5,452	7,042	(23)	6,819	(20)
Advertising and promotional	3,804	5,119	(26)	3,923	(3)
Travel and related	2,542	3,813	(33)	2,850	(11)
Other	2,529	10,427	(76)	2,136	18

Total general and administrative	71,507	93,025	(23)	67,077	7

Amortization of deferred sales commissions*	14,313	4,358	228	3,238	342
Amortization of intangible assets	2,659	2,642	1	2,624	1

Total Operating Expenses	138,032	146,246	(6)	115,249	20

Operating Income	89,100	70,504	26	78,805	13

Nonoperating Income (Expenses)
Investment income	698	747	(7)	501	39
Debt expense –– recourse	(92)	(129)	(29)	(128)	(28)
Debt expense –– nonrecourse*	(5,446)	(1,032)	428	(1,056)	416
Other	(89)	(1)	8,800	(5)	1,680

Total Nonoperating Expenses, net	(4,929)	(415)	1,088	(688)	616

Minority interest	2,511	2,563	(2)	2,518	0

Income before income taxes	81,660	67,526	21	75,599	8
Income tax provision	29,927	24,752	21	26,888	11

Net Income	$51,733	$42,774	21%	$48,711	6%

Earnings Per Share
Basic	$0.48	$0.40	20%	$0.44	9%

Diluted	$0.46	$0.38	21%	$0.43	7%

Weighted-average shares outstanding
Basic	108,397	107,502		109,685

Diluted	111,945	111,278		113,973

Dividends declared per share	$0.085	$0.085		$0.057

*	Due to the application of financing treatment in 2004 to account for all B-share funding arrangements, Q1 2004 “Other service fees, net” includes $12.8 million of B-share-related distribution revenue, “Amortization of deferred sales commissions” includes $9.5 million of related amortization expense and “Debt expense—nonrecourse” includes $4.5 million of related debt expense that were not present in Q1 or Q4 2003. Due to portfolio accounting contractual changes effective for 2004, Q1 and Q4 2003 “Other service fees, net” include $4.1 million and $4.2 million, respectively, of portfolio accounting revenue and “Professional service fees” include $3.4 million and $3.2 million, respectively, of related expenses that are not present in Q1 2004.

Federated Reports Q1 2004 Earnings

April 19, 2004

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2004	Dec. 31, 2003
Assets
Cash and other short-term investments	$270,810	$233,990
Other current assets	59,321	57,342
Deferred sales commissions, net	320,053	327,717
Intangible assets, net	289,903	226,268
Other long-term assets	32,742	33,911

Total Assets	$972,829	$879,228

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$173,866	$130,401
Long-term debt—recourse	299	542
Long-term debt—nonrecourse	319,323	327,142
Other long-term liabilities and minority interest	30,133	25,290
Shareholders’ equity excluding treasury stock	904,124	841,006
Treasury stock	(454,916)	(445,153)

Total Liabilities, Minority Interest and Shareholders’ Equity	$972,829	$879,228

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended March 31,
	2004	2003
Equity Funds
Beginning Assets	$22,817	$16,240

Sales	1,953	1,506
Redemptions	(1,529)	(1,335)

Net sales	424	171
Net exchanges	64	(9)
Other*	689	(796)

Ending Assets	$23,994	$15,606

Fixed-Income Funds
Beginning Assets	$24,004	$22,169

Sales	2,582	4,480
Redemptions	(3,030)	(2,988)

Net (redemptions) sales	(448)	1,492
Net exchanges	(24)	(184)
Other*	292	292

Ending Assets	$23,824	$23,769

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Q1 2004 Earnings

April 19, 2004

(in millions)

MANAGED ASSETS	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003
By Asset Class
Equity	$26,399	$25,627	$22,354	$20,786	$17,400
Fixed-income	29,498	29,517	29,421	30,169	28,372
Money market	138,005	142,773	142,294	151,398	149,893

Total Managed Assets	$193,902	$197,917	$194,069	$202,353	$195,665

By Market
Trust	$91,951	$96,131	$93,685	$100,350	$95,152
Broker/dealer*	47,982	48,023	46,912	46,449	44,589
Institutional*	28,220	30,330	30,994	31,740	31,352
International	2,658	2,452	2,219	2,240	1,867
Other	23,091	20,981	20,259	21,574	22,705

Total Managed Assets	$193,902	$197,917	$194,069	$202,353	$195,665

By Product Type
Mutual Funds:
Equity	$23,994	$22,817	$20,064	$18,663	$15,606
Fixed-income	23,824	24,004	24,088	24,709	23,769
Money market	121,788	128,878	128,583	135,922	132,454

Total Fund Assets	$169,606	$175,699	$172,735	$179,294	$171,829

Separate Accounts:
Equity	$2,405	$2,810	$2,290	$2,123	$1,794
Fixed-income	5,674	5,513	5,333	5,460	4,602
Money market	16,217	13,895	13,711	15,476	17,440

Total Separate Accounts	$24,296	$22,218	$21,334	$23,059	$23,836

Total Managed Assets	$193,902	$197,917	$194,069	$202,353	$195,665

AVERAGE MANAGED ASSETS	Quarter Ended
	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003
By Asset Class
Equity	$26,394	$24,250	$21,860	$19,622	$17,662
Fixed-income	29,533	29,601	29,271	29,433	27,420
Money market	144,157	145,287	147,587	150,307	155,631

Total Avg. Assets	$200,084	$199,138	$198,718	$199,362	$200,713

By Product Type
Mutual Funds:
Equity	$23,623	$21,676	$19,658	$17,606	$15,867
Fixed-income	23,874	24,145	24,049	24,336	22,954
Money market	127,767	131,972	133,228	134,027	138,427

Total Avg. Fund Assets	$175,264	$177,793	$176,935	$175,969	$177,248

Separate Accounts:
Equity	$2,771	$2,574	$2,202	$2,017	$1,795
Fixed-income	5,659	5,456	5,222	5,097	4,466
Money market	16,390	13,315	14,359	16,279	17,204

Total Avg. Separate Acct.	$24,820	$21,345	$21,783	$23,393	$23,465

Total Avg. Assets	$200,084	$199,138	$198,718	$199,362	$200,713

ADMINISTERED ASSETS	Quarter Ended
	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003
Period End	$43,660	$43,428	$43,274	$37,612	$36,133
Average	$43,920	$43,754	$40,527	$36,982	$36,790

*	Certain amounts previously reported have been reclassified to conform with current year’s presentation.